UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014

(June 23, 2014)

PLX TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-25699	94-3008334
(Commission File Number)	(I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Merger Agreement

On June 23, 2014, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (“Parent”), Pluto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and PLX Technology, Inc., a Delaware corporation (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, on and subject to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of PLX common stock, $0.001 par value, at a price of $6.50 per Share, without interest and subject to any applicable withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of shares of PLX common stock then outstanding (calculated on a fully diluted basis) being tendered into the Offer, (ii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and compliance with the requirements under chapter VII of the Act against Restraints of Competition of 1958 of Germany, as amended, and (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to PLX’s business. The Offer is not subject to a financing condition.

The Offer will expire at midnight, New York time on the 25th business day (calculated in accordance with the rules of the Securities Exchange Act of 1934) following the commencement date of the Offer unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Purchaser will merge with and into PLX with PLX surviving as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of PLX, Shares held directly or indirectly by Parent or its subsidiaries, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.

The consummation of the Merger is subject to certain other conditions, including, if required under Delaware law, no law or governmental authority applicable to the Merger that would be reasonably expected to prevent the satisfaction of the conditions of the Offer.  The Merger Agreement provides that the Merger will be governed by Section 253 or Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Purchaser and PLX as soon as practicable following the consummation of the Offer without a stockholders meeting pursuant to the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Purchaser and PLX. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of PLX and its subsidiaries between signing and closing, restrictions on responses by PLX with respect to alternative transactions, governmental filings and approvals and other matters.

PLX has agreed to certain restrictions on its ability to solicit and respond to any other proposals to acquire PLX. Under the Merger Agreement, PLX is prohibited from soliciting or encouraging any Competing Proposal or Competing Inquiry (as defined in the Merger Agreement).  Additionally, under the Merger Agreement, at any time on or after June 23, 2014 until the Acceptance Time (as defined in the Merger Agreement), PLX is permitted to provide information to, and engage in discussions with, third parties with respect to a written Competing Proposal (as defined in the Merger Agreement) if the board of directors of PLX determines in good faith after consultation with its independent financial and outside legal advisors that the Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties.

The Merger Agreement contains certain termination rights by PLX and Parent including, with respect to PLX, in the event that the board of directors of PLX determines to accept a Superior Proposal (as defined in the Merger Agreement).  In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a Superior Proposal by PLX, PLX will be required to pay Parent a termination fee of $10.85 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Parent and PLX issued a joint press release on June 23, 2014 announcing the transactions contemplated by the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender and Support Agreement

Concurrently with entering into the Merger Agreement, the largest stockholder of PLX, certain senior members of the PLX management team and all of the directors of PLX, entered into a Tender and Support Agreement with Parent and Purchaser (the “Tender and Support Agreements”) pursuant to which they agreed, among other things, to tender all of their Shares in the Offer, unless the Merger Agreement is terminated.  In aggregate, such persons own approximately 14.7% of the outstanding shares of PLX.  Discovery Group I, LLC, the second largest stockholder of PLX, has informed PLX that it supports the transaction.  The foregoing description of the Tender and Support Agreements is qualified in its entirety by reference to the full text of the Tender and Support Agreements, copies of which are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

Additional Information

The Offer described herein has not yet commenced.  This current report and the related exhibits are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer will only be made through a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the tender offer (collectively, the “ Offer Materials”), each to be filed with the SEC by Parent.  In addition, PLX will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer.  Parent and PLX expect to mail the Offer Materials, as well as the Schedule 14D-9, to PLX stockholders.  Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement when they become available because these documents will contain important information relating to the Offer and related transactions.  Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by Avago Technologies Limited (the parent company of Parent) (“Avago Limited”) or PLX, at the SEC’s website at www.sec.gov.  In addition, such materials may be obtained from PLX or Avago Limited by contacting PLX Investor Relations at (408) 774-9060 or investor-relations@plxtech.com or Avago Limited Investor Relations at (408) 435-7400 or investor.relations@avagotech.com.

A description of certain interests of the directors and executive officers of PLX is set forth in PLX’s Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 29, 2014. A description of certain interests of the directors and executive officers of Avago Limited, the parent company of Parent, is set forth in Avago Limited’s proxy statement for its 2014 annual meeting, which was filed with the SEC on February 20, 2014.  To the extent holdings of either company’s securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Scope of Merger Agreement Summary

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, and which is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, PLX. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PLX, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the press release attached hereto may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of PLX and Parent, and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither PLX nor Parent undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions, changes to business relationships or any litigation or adverse judgments relating to the Offer and proposed Merger; unexpected costs, charges or expenses resulting from the Offer and proposed Merger; risks relating to the consummation of the Offer and the Merger, including the risk that closing conditions to the Offer or the proposed Merger will not be satisfied; any delays or issues related to any inquiry by, or requests or directions from, governmental authorities, including anti-trust authorities, in connection with their reviews of the transaction; and any changes in general economic or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in PLX’s Quarterly Report on Form 10-Q for the quarterly period ending on March 31, 2014, which was filed with the SEC on May 6, 2014 under the heading “Item 1A—Risk Factors” and in subsequent reports on Form 8-K and other filings made with the SEC by PLX.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2014, the Compensation Committee of the PLX Board of Directors amended and restated the PLX Severance Plan for Executive Management (the “PLX Severance Plan”) and approved entering into Executive Officer Retention Agreements (the “Retention Agreements”) with each of David K. Raun, Arthur O. Whipple, Gene Schaeffer, Vijay Meduri and Michael Grubisich (collectively the “Named Executive Officers”) and Larry Chisvin.  Under the transaction proposed to be consummated pursuant to the terms of the Merger Agreement described in Item 1.01 of this report, the PLX Severance Plan and the Retention Agreements will be obligations binding on the successor to PLX in the Merger. The PLX Severance Plan and the Retention Agreements are intended to secure the continued services, dedication, and objectivity of the executive officers and certain employees without concern as to whether the officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a change of control of PLX.

A copy of the PLX Severance Plan is included as Exhibit 10.1 to this report, and all references in this item to the PLX Severance Plan are qualified by reference to the full copy of the plan included in that exhibit.  A copy of the Retention Agreements for Messrs. Raun, Whipple, Schaeffer, Grubisich, Meduri and Chisvin are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this report, and all references in this item to the Retention Agreements are qualified by reference to the full copy of the agreements included in such exhibits.

Severance Plan

Benefits are payable to the executive officers under the PLX Severance Plan under “double trigger” conditions if:

•                  there is a change in control of PLX (and the Merger described in Item 1.01 of this report, if completed, will be a change in control), and

•                  within one year after the change in control (plus any applicable cure period), the participant’s employment is terminated (a) by the participant’s employer other than for cause, or (b) by the participant for good reason, as these various terms are defined in the PLX Severance Plan.

The benefits so payable consist of the following (in addition to amounts accrued but unpaid at the time of termination and payable by law or pursuant to applicable documents):

•                  a single lump sum payment equal to (a) 100% of base salary (150% for the chief executive officer), plus (b) an amount equal to the prorated portion of the target bonus for the annual performance period then in effect;

•                  12 months of the participant’s medical, dental, and vision benefits (18 months for the chief executive officer);

•                  100% accelerated vesting of equity awards that are assumed or substituted in connection with a Qualifying Termination (as defined under the PLX Severance Plan).

The severance benefits are subject to delivery of an effective release by the Participant and are subject to withholding and other potential requirements of applicable income tax law.  Participants are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law, and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

Retention Agreements

Under the terms of the Merger Agreement, the payment of the Option Payments (as defined in the Merger Agreement) as to any  unvested options held by an executive officer of the Company shall be paid out only in accordance with the terms of the Retention Agreements.

The Retention Agreements for each of Messrs. Raun, Whipple, Schaeffer, Grubisich and Chisvin provide that such individual will only be paid the related Option Payments for each unvested option held by them as of immediately prior to the effective time of the Merger on the earliest to occur of (A) January 2, 2015 (or the first anniversary of the Closing (as defined in the Merger Agreement) for Mr. Raun) (in each case, subject to continued employment) or (B) the date such individual’s employment is terminated without Cause (as defined in the PLX Severance Plan), for Good Reason (as defined in the PLX Severance Plan) or by reason of death or permanent disability.  The Retention Agreement for Mr. Meduri provides that he will be paid the related Option Payments for each unvested option held by him as of immediately prior to the effective time of the Merger, as follows: fifty percent (50%) of the total Option Payments on the first anniversary of the Closing and fifty percent (50%) of the total Option Payments on the second anniversary of the Closing (subject to continued employment); provided, however, that if Mr. Meduri’s employment is terminated without Cause, for Good Reason or by reason of death or permanent disability prior to an applicable anniversary, all unpaid Option Payments will be paid at such time. The definitions of “Cause” and “Good Reason” in all of the Retention Agreements have the same definitions as provided in the Severance Plan.

The Retention Agreements also provide for retention bonuses in the event the Named Executive Officers and Mr. Chisvin remain employed as of January 2, 2015 (or the first anniversary of the Closing for Mr. Raun and the first and second anniversaries for Mr. Meduri) equal to (a) the sum of (i) 100% of the individual’s base salary (or 150% for Mr. Raun), plus (ii) the individual’s target bonus under the variable compensation plan then in effect and, only with respect to Messrs. Whipple, Schaeffer, Grubisich and Chisvin, minus (b) the amount, if any, previously paid to such individual in respect of the PLX 2014 variable compensation plan; provided, however, that the retention bonus for Mr. Meduri will be equal to the sum of (i) 100% of Mr. Meduri’s base salary plus (ii) Mr. Meduri’s target bonus under the variable compensation plan then in effect, and will be paid as to fifty percent (50%) of such amount on the first anniversary of the Closing, and as to fifty percent (50%) on the second anniversary of the Closing.  The payment of the retention bonuses will also be triggered in the event that any of the Named Executive Officers or Mr. Chisvin is terminated by the Company other than for Cause, by such individual for Good Reason or by reason of death or permanent disability, prior to the applicable payment date for such individual.  The payment of the retention bonuses are subject to delivery of an effective release by the applicable individual.

Any amounts received by a Named Executive Officer or Mr. Chisvin under the Retention Agreements are in lieu of the right to receive the lump sum cash payment and accelerated vesting of equity provided under the Severance Plan.

Item 8.01      Other Events.

PLX is also filing with this report additional communications indicated in the exhibit list below.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and PLX Technology, Inc.*

10.1	Amended and Restated PLX Severance Plan for Executive Management.

10.2	Executive Officer Retention Agreement between PLX Technology, Inc. and David K. Raun.

10.3	Executive Officer Retention Agreement between PLX Technology, Inc. and Arthur O. Whipple.

10.4	Executive Officer Retention Agreement between PLX Technology, Inc. and Gene Schaeffer.

10.5	Executive Officer Retention Agreement between PLX Technology, Inc. and Michael Grubisich.

10.6	Executive Officer Retention Agreement between PLX Technology, Inc. and Vijay Meduri.

10.7	Executive Officer Retention Agreement between PLX Technology, Inc. and Larry Chisvin.

99.1	Joint press release, June 23, 2014.

99.2

Tender and Support Agreement, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and the directors and officers of PLX Technology, Inc. party thereto.

99.3

Tender and Support Agreement, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and the stockholders of PLX Technology, Inc. party thereto.

*    Except as filed herewith, the exhibits and schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:	/s/ ARTHUR WHIPPLE
Arthur Whipple
Chief Financial Officer

Dated: June 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and PLX Technology, Inc.*

10.1	Amended and Restated PLX Severance Plan for Executive Management.

10.2	Executive Officer Retention Agreement between PLX Technology, Inc. and David K. Raun.

10.3	Executive Officer Retention Agreement between PLX Technology, Inc. and Arthur O. Whipple.

10.4	Executive Officer Retention Agreement between PLX Technology, Inc. and Gene Schaeffer.

10.5	Executive Officer Retention Agreement between PLX Technology, Inc. and Michael Grubisich.

10.6	Executive Officer Retention Agreement between PLX Technology, Inc. and Vijay Meduri.

10.7	Executive Officer Retention Agreement between PLX Technology, Inc. and Larry Chisvin.

99.1	Joint press release, June 23, 2014.

99.2

Tender and Support Agreement, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and the directors and officers of PLX Technology, Inc. party thereto.

99.3

Tender and Support Agreement, dated as of June 23, 2014, between Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Pluto Merger Sub, Inc. and the stockholders of PLX Technology, Inc. party thereto.

*  Except as filed herewith, the exhibits and schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.